UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

AQUASIL INTERNATIONAL INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bay #20, 4216 – 64th Ave S.E., Calgary, AB	T2C 2B3
(Address of principal executive offices)	(Zip Code)

(403) 200-4342
Registrant’s telephone number, including area code

380 Lexington Ave., 17th Floor, New York, NY
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On February 1, 2012, Aquasil International Inc., (the “Corporation”) entered into an acquisition agreement (the “Agreement”) with Oveldi Canada Ltd., a Canadian Corporation (“OVE”) whereby the Corporation will acquire the rights to certain intellectual property for a proprietary software application called EviCAT©.

EviCAT© is an advanced production line monitoring and tracking software that integrates into existing manufacturing technology. The software provides comprehensive production monitoring and shipment tracking in real time. EviCAT was developed in response to the poor communications standards that have existed in the manufacturing and shipping industries for far too long, and is expected to  set a new standard for communications between manufacturers and their customers.  EviCAT provides user-specific and comprehensive manufacturing and tracking technology that easily integrates with existing production and shipping information systems. EviCAT provides manufacturers and their clients with critical information when and where they need it. In today's manufacturing and shipping industries, important information about production orders, like where a product is in its manufacturing or shipping cycle, is not nearly as comprehensive as it should be. There are a number of reasons for this, but none that mitigates the importance of having this information available on demand.

With EviCAT, any relevant company personnel involved with a manufacturing/distribution cycle can log onto a secure server and see just where their product is: still in production, sitting on a dock, or halfway across the ocean. On the one hand, this information provides importers with unbeatable inventory management capabilities, while on the other it gives manufacturers a value-added communications tool they can offer their clients.

In accordance with the terms and provisions of the Agreement, the Corporation acquired the rights to the intellectual property from OVE in exchange for the issuance of 14,000, 000 shares of the Corporation’s restricted common stock.

Further, under the terms of the Agreement OVE has the right to appoint a member to the Board of Directors of the Corporation.

Item 2.01  Completion of Acquisition or Disposition of Assets

The Corporation refers to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

SECTION 3.  SECURITIES AND TRADING MARKETS

 Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

ACQUISITION AGREEMENT

On February 1, 2012, the Corporation entered into the Agreement with OVE as described above. In accordance with the Agreement, the Corporation acquired certain IP from OVE in exchange for the issuance of 14,000,000 shares of common stock of the Corporation to OVE.

The shares were issued to a non-United States Investor in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. OVE acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the ’s management concerning any and all matters related to acquisition of the securities.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

On February 1, 2012, Mr. Robert Baker resigned as President and Chief Executive Officer of the Corporation pursuant to the Agreement detailed above.

Election of Directors, Appointment of Certain Officers

On February 1, 2012, Mr. James Brooks, was appointed  Chief Executive Officer, President, and director of the Corporation.

Since 2006, Mr. Brooks has been the President and Chief Executive Officer of Oveldi Worldwide Shipping, which is an ocean transport intermediary and Technology Company with a world leading production line monitoring, management and tracking system called EviCAT which was developed and designed by Oveldi under Mr. Brooks’ guidance.

Mr. Brooks has over 23 years of hands-on experience in the transportation industry, 12 of which were in designing, building, and introducing new technologies to the industry including the software ‘Pipeline’, developed in-house by his former company Urban Dispatch (UDL) where he held the CEO role until 2006. The technology developed by Mr. Brooks transformed the magazine distribution business in Canada and UDL currently controls the distribution of nearly all magazines in Western Canada. Further, UDL is a close partner with the largest (over 50%) magazine distributor in the United States, a company that spends nearly $1B annually distributing magazines. Mr. Brooks has also been responsible for major projects requiring complex transport solutions for the oil & gas industry in the Middle East and for developing software that has consolidated small courier companies throughout Canada and the United States, putting them in direct competition with Federal Express and United Parcel Service.

Mr. Brooks was nominated as Entrepreneur of the Year in 2005 by Ernst & Young in Canada, was nominated for Top 40 Under 40 by Caldwell Partners and a member of the Messenger Courier Association of the Americas.

Mr. Brooks speaks French and Spanish fluently and has limited abilities to speak Mandarin and Russian.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

The following exhibits are included with this filing:

Number	Description
10.1	Acquisition Agreement between Aquasil International Inc. and Oveldi Canada Ltd.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AQUASIL INTERNATIONAL INC.

Dated: February 2, 2012	By:	/s/ James Brooks
	Name:	James Brooks
`	Title:	President, Chief Executive Officer & Director